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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Covad Communications Group, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated January 21, 2000 (except for Note 9, as to which the date is March 20, 2000), with respect to the consolidated financial statements of Covad Communications Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP


San Jose, California
May 31, 2000